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                                                                    EXHIBIT 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in Registration Statement No.'s 333-41001 and 333-60320 of I-Sector Corporation and subsidiaries ("I-Sector") each on Form S-8 of our report dated March 21, 2003, related to the consolidated financial statements of I-Sector for the year ended December 31, 2002, appearing in this amended Annual Report on Form 10-K/A of I-Sector for the year ended December 31, 2004.


/s/ DELOITTE & TOUCHE LLP
Houston, Texas
April 12, 2005